                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14a INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          Texas Equipment Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.

   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

        -----------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.

   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

        -----------------------------------------------------------------------

   (4)  Date Filed:

        -----------------------------------------------------------------------

TEXAS EQUIPMENT CORPORATION
1305 HOBBS HIGHWAY
SEMINOLE, TX 79360

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD        JUNE 14, 1999

To the Stockholders:

The Annual Meeting of the Stockholders of Texas Equipment Corporation will be held at the Midland Hilton Hotel in Midland, Texas, on June 14, 1999 at 10:30 a.m. local time to:

1. Elect six directors.

2. Transact such other business as may properly come before the meeting.

The Board of Directors has fixed the close of business on May 1, 1999, as the record date for the determination of the Stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof. For ten days prior to the Annual Meeting, a complete list of Stockholders entitled to vote at the Annual Meeting will be available for examination by any Stockholder for any purpose germane to the Annual Meeting during ordinary business hours at the Company's executive office, located at the address set forth above.

To be sure that your shares are represented at the meeting, please vote, sign, date and promptly mail the enclosed proxy card in the envelope provided for this purpose.


FOR THE BOARD OF DIRECTORS,

/s/ John T. Condit
--------------------------
John T. Condit
Secretary
Seminole, Texas
May 26, 1999

                           TEXAS EQUIPMENT CORPORATION
                               1305 HOBBS HIGHWAY
                               SEMINOLE, TX 79360

                                 ---------------

                                 PROXY STATEMENT

                                 ---------------


TO THE STOCKHOLDERS:

         The Board of Directors of Texas Equipment Corporation (the "Company") solicits your proxy, and asks that you vote, sign, date and promptly mail the enclosed proxy card for use at the annual meeting of stockholders to be held June 14, 1999, and at any adjournment of such meeting. Whether you own few or many shares, your proxy is important in helping to achieve good representation at the meeting. If you wish, at any time before your proxy is voted, you may revoke it by written notice to the Company, or by delivery of a later dated proxy, or by voting in person at the meeting. The shares represented by all properly executed proxies will be voted as specified by you. In the absence of direction, properly executed proxies will be voted for the nominees to the Board set forth below.

         The holders of a majority of the Company's outstanding shares, present in person or by proxy, are required for a quorum at the meeting. Abstentions and broker non-votes are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business. The Company had 24,824,808 shares of common stock outstanding on May 1, 1999. Each share has one vote on each matter to be voted on at the meeting and one vote for each directorship to be filled on the Board of Directors.

         If any nominee is unable or declines to accept nomination or election for any reason, the persons designated in your proxy may vote for a substitute.

         A majority of the votes cast at the meeting is required to elect directors. Abstentions and broker non-votes will have no effect on the outcome of the election of directors.

         Stockholders of record at the close of business on May 1, 1999 (the "Record Date") are entitled to vote. This notice of meeting, proxy statement and proxy card is being mailed to stockholders on or about May 26, 1999.

                          SECURITY OWNERSHIP OF CERTAIN
                         BENEFICIAL OWNERS AND EMPLOYEES

         The following table sets forth certain information regarding ownership of the Common Stock as of the Record Date by (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding Shares,
(ii) current directors of the Company, (iii) the Named Executive Officers of the Company, and (iv) all executive officers and directors of the Company as a group. Except as otherwise indicated, the persons or entities set forth in the table below have sole investment and voting power with respect to all shares shown as beneficially owned, subject to community property law, where applicable.

                                                                       Amount of
                                                                       Nature of
                                                                       Beneficial
                                                                       Ownership
                                                                       of Common         Percent of
   Name                                                                  Stock             Class
   ----                                                                  -----             -----

Paul J Condit (Director, President, CEO &  Chairman) .........           984,499 (1)        3.8
John T. Condit (Director, Secretary and Treasurer) ...........         4,001,166 (1)       15.5
Paul J. Condit II ............................................         6,601,166 (1)       25.6
Jeffrey E. Condit ............................................         6,601,165 (1)       25.6
Condit 1997 Family Trust (2) .................................         2,600,000           10.5
E.A. Milo Mattorano (Director, Vice President and
      Chief Financial Officer) ...............................            75,000            0.3
Robert T. Maynard (Director) .................................              --              --
James D. Arnold (Director) ...................................              --              --
Mickey L. Ray (Director) .....................................              --              --

All directors and executive officers as a group (6 persons)...         5,060,665           19.6

   (1) Includes, in each case, the right to acquire 984,499 shares pursuant to options.

   (2) Beneficiaries of this irrevocable trust are John T. Condit's two children, Taylor L. Condit and Christopher B. Condit. John T. Condit disclaims beneficial ownership of such shares.


                  INFORMATION CONCERNING THE BOARD OF DIRECTORS

         The Board of Directors of the Company, which met two times during the 1998 fiscal year, has delegated certain of its authority to four committees of the board. These are the Executive Committee, the Committee on Compensation, the Audit Review Committee and the Acquisition Review Committee, each of which was organized in August 1998, following the completion of the last annual stockholders' meeting. The principal responsibilities and membership of each committee are described in the following paragraphs. During the year, all of the directors attended all of the meetings of the Board of Directors and Committees on which they served.


         EXECUTIVE COMMITTEE. The Executive Committee has the authority to exercise substantially all of the powers of the Board while the Board is not in session in the management and business affairs of the Company, except it does not have the authority to declare dividends, authorize the issuance of shares of the Company's Common Stock, modify or recommend to the stockholders the sale, lease or exchange of all or substantially all of the Company's assets or the dissolution of the Company. Regularly scheduled meetings of the Board are held periodically each year. As a consequence, the occasions on which this committee is required to take action are limited. The members of this committee are Messrs. Paul J. Condit, Mickey L. Ray, Robert T. Maynard and E.A. Milo Mattorano. The committee did not meet separately from the Board in 1998.

         COMPENSATION COMMITTEE. The Compensation Committee reviews the compensation of executive officers and makes recommendations to the Board regarding executive compensation. This committee is presently comprised of Messrs. Ray, Maynard and Arnold. The committee did not meet separately from the Board in 1998.

         AUDIT COMMITTEE. The Audit Committee is responsible for reviewing the Company's accounting and financial practices and policies and the scope and results of the Company's audit. The Audit committee is also responsible for recommending the selection to the Company's independent public accountants. The committee is presently comprised of Messrs. John T. Condit, Ray and Maynard. The committee did not meet separately from the Board in 1998.

         ACQUISITION COMMITTEE. The Acquisition Committee has the power to decide on matters relating to the acquisition of additional John Deere dealerships, including the purchase price. This committee is currently comprised of Messrs. John T. Condit, Ray and Paul J. Condit. The committee did not meet separately from the Board in 1998.

                    EXECUTIVE COMPENSATION AND OTHER MATTERS

SUMMARY COMPENSATION TABLE

         The following table sets forth information concerning the compensation of each individual who served as Chief Executive Officer during the fiscal year ended December 31, 1998, and the other two executive officers for each of the three fiscal years ended December 31, 1998 (the "Named Executive Officers").

                       Compensation of Executive Officers


                                                    ANNUAL COMPENSATION                     LONG-TERM COMPENSATION
                                                    -------------------                     ----------------------
NAME AND PRINCIPAL                                                         OTHER ANNUAL       NUMBER OF SECURITIES
POSITION                           YEAR       SALARY          BONUS        COMPENSATION      UNDERLYING OPTIONS (#)
--------                           ----       ------          -----        ------------      ----------------------

Paul J. Condit                     1998      $120,101         $110,000      $        --              765,958
President and Chief Executive      1997       120,101             --                 --              218,540
Officer                            1996        43,535          180,260               --                 --

John T. Condit                     1998         5,390             --                 --              765,959
Secretary, Treasurer               1997          --               --                 --              218,540
and Director                       1996          --               --                 --                 --

E.A. Milo Mattorano                1998       140,101           10,000               --                 --
Vice President and Chief           1997         5,384(1)          --                 --              300,000
Financial Officer                  1996          --               --                 --                 --

         (1)      Mr. Mattorano began employment on December 15, 1997.

OPTIONS

         The following table sets forth certain information concerning Options granted to the Named Executive Officers during the fiscal year ended December 31, 1998.


                              OPTION GRANTS IN 1998
--------------------------------------------------------------------------------

                                                                                          Potential Realizable Value
                                                                                           At Assumed Annual Rates
                                                                                         Of Stock Price Appreciation
                                  Individual Grants                                            For Option Term
----------------------------------------------------------------------------------------------------------------------

           (a)              (b)              (c)              (d)              (e)         (f)            (g)
-------------------------------------------------------------------------------------------------------------------
                            Number of      Percent of
                            Securities    Total Options
                            Underlying     Granted to        Exercise or
                             Options      Employees in       Base Price      Expiration
           Name              Granted       Fiscal Year        ($/share)         Date           5%           10%
------------------------- ------------- ---------------- ------------------ ------------ ------------- -------------

Paul J. Condit              123,401(1)         4%               0.50           3/31/03         $ 6,022      $ 23,757
Paul J. Condit              156,808(1)         5%               0.50           6/30/03               0        16,299
Paul J. Condit              231,256(1)         7%               0.50           9/30/03           4,276        35,676
Paul J. Condit              254,494(1)         8%               0.50          12/31/03               0           836
                                               --
                                               24%
John T. Condit              123,401(1)         4%               0.50           3/31/03           6,022        23,757
John T. Condit              156,808(1)         5%               0.50           6/30/03               0        16,299
John T. Condit              231,256(1)         7%               0.50           9/30/03           4,276        35,676
John T. Condit              254,494(1)         8%               0.50          12/31/03               0           836
                                               --
                                               24%

         (1) Represents five-year options granted on a quarterly basis in connection with the personal guarantee by Mr. Paul J. Condit and Mr. John T. Condit of the Company's floor plan with Deere and bank debt at an exercise price determined by the Board to be in excess of fair market value at the date of grant. Potential Realizable Values are calculated based upon the closing price on the date of award, which was $0.43, $0.38, $0.41 and $.031, respectively for the four quarterly awards.

         The following table sets forth certain information regarding options exercised by the Named Executive Officers during the year ended December 31, 1998 and the value of such individual's unexercised options as of December 31, 1998.

                       AGGREGATE OPTION EXERCISES IN 1998
                       AND DECEMBER 31, 1998 OPTION VALUES
--------------------------------------------------------------------------------

                                                              NUMBER OF SECURITIES
                                                                   UNDERLYING                  VALUE OF UNEXERCISED
                                                              NEXERCISED OPTIONS AT           IN-THE-MONEY OPTIONS AT
                                                               DECEMBER 31, 1998                DECEMBER 31, 1998(1)
                                                               -----------------                --------------------
                                NUMBER OF                               #                                $
                                 SHARES                           EXERCISABLE/                      EXERCISABLE/
                                ACQUIRED         VALUE            ------------                      ------------
NAME                           ON EXERCISE      REALIZED          UNEXERCISABLE                     UNEXERCISABLE
----                           -----------      --------          -------------                     -------------
                                    #

Paul J. Condit                    --               --            984,499         --                 $     -   $     -

John T. Condit                    --               --            984,499         --                       -         -

E.A. Milo Mattorano               --               --             75,000      225,000                     -         -

         (1) Based upon the closing bid price of $0.31 at December 31, 1998

EMPLOYMENT AGREEMENTS

         The Company and E.A. Milo Mattorano are parties to an employment agreement, which provides for an indefinite period of employment at a minimum annual base salary of $140,000, subject to increase by the Board of Directors. The agreement also provides for the payment to Mr. Mattorano of up to 100% of his annual salary in the event he is terminated after a "change in control" (as defined in the employment agreement) and, if he is terminated without cause the agreement provides for the payment of 25% of his annual salary. The employment agreement also provides for cash bonuses of (i) $5,000 for each additional John Deere dealership that is purchased by the Company; (ii) up to $15,000 based on the increase in net income in fiscal year 1998 compared to fiscal year 1997; and
(iii) one half of one percent of new capital received by the Company. Three hundred thousand options were also granted to Mr. Mattorano at an exercise price of $0.50 per share. The employment agreement also contains confidentiality and non-competition provisions.

         The Company has no other written employment contracts with any of its officers.

DIRECTOR COMPENSATION

         On October 1, 1998, the Company began paying each director $500 per three month period of service plus reimbursement of expenses related to attending board and committee meetings. However, directors who are also officers of the Company have not received, and will not receive, compensation as directors.

COMPENSATION POLICIES AND PHILOSOPHY

         The Committee on Compensation of the Board (the "Committee") is committed to providing a total compensation program that supports the Company's business strategy and culture, and creates a commonality of interest with the Company's shareholders. The committee is responsible for the oversight of executive compensation and reviews the Company's compensation program on an ongoing basis. No member of the Committee is a former or current officer of the Company or any of its subsidiaries.

         The financial success of the Company is linked to the ability of its executive officers and managers to direct the Company's current operations, to assess the advantages of potential acquisitions and to realign the operations of the acquired entities with the operating policies of the Company. The overall philosophy of the committee regarding executive compensation can be summarized as follows:

o Provide a target total reward opportunity that is sufficiently competitive to attract and retain high caliber executives;

o Link a meaningful portion of the total compensation opportunity to performance-based incentives consistent with the creation of shareholder value and the Company's long-term strategic goals;

o Provide for meaningful risk as well as reward in order to penalize substandard performance while encouraging superior performance and recognizing the cyclical nature of the Company's business; and

o Establish compensation levels and type of compensation paid to executive officers in similar positions by comparable companies by evaluating the Company's performance, by looking at factors such as performance relative to competitors, performance relative to business conditions and the success of the Company in meeting its financial objectives.

The Board as a whole, Mr. Paul J. Condit recusing himself, reviewed and approved the base salary and bonus of Mr. Condit, the President and Chief Executive Officer, for the 1998 fiscal year and determined that such compensation was fair and reasonable, and consistent with the above described policies.


/s/ Mickey L. Ray                   /s/ Robert T. Maynard                       /s/ James D. Arnold
-----------------                   ---------------------                       -------------------
Mickey L. Ray, Director             Robert T. Maynard, Director                 James D. Arnold, Director


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Paul J. Condit and his sons (collectively and individually, the "Condits") have personally guaranteed Company debt consisting of approximately $30 million of accounts payable to John Deere & Company ("Deere") and a $3.9 million credit facility at the Company's bank. As of December 31, 1998, the total balance on this debt was approximately $34 million. According to guarantee arrangements between the Company and the Condits, up to 6% of the average outstanding balance guaranteed is payable each year to the Condits in options as a guarantee fee. The Company paid this fee in the form of five-year options to acquire up to 3,063,833 shares in 1998 and 874,162 shares in 1997 of Common Stock with an exercise price of $0.50 and $0.375, respectively. In so doing, the Company recorded a non-cash charge of $154,724 and $288,211 in 1998 and 1997. The Company anticipates that the Condits will continue to receive options or other stock compensation for such guarantees until the Company is able to finance its accounts payable to Deere by means of a letter of credit or otherwise obtain a release from such guarantees. The Company believes that the guarantee arrangements with the Condits were made on terms no less favorable to the Company than could have been obtained from an unaffiliated third party.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

           Section 16 of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers and persons who own more than 10% of a registered class of the Company's equity securities to file various reports with the Securities and Exchange Commission concerning their holdings of, and transactions in, securities of the Company. Copies of these filings must be furnished to the Company. Based on a review of the copies of such forms furnished to the Company and written representations from the Company's executive officers and directors, the Company believes that, during the year ended December 31, 1998, all of its directors and executive officers were in compliance with the applicable filing requirements.

                         STOCKHOLDER RETURN PERFORMANCE

         The table below compares the cumulative total stockholder returns on the Common Stock with that of the NASDAQ 100 index for the period commencing January 2, 1995. Also compared against the cumulative total stockholder return on the Common Stock is that of Western Power & Equipment Corp. ("WPEC") beginning June 14, 1995, the date of WPEC's initial public offering, and ending January 2, 1999. WPEC was chosen for a comparison because it is in the same line of business and is listed on NASDAQ. The cumulative total returns on the stocks were calculated by dividing the change in stock price during the given period by the price of the stock at the beginning of the period. The last trading prices were used to calculate returns on the NASDAQ 100 and WPEC, while the closing bid price was used for TEXQ.

                    PERCENTAGE CHANGE IN CLOSING STOCK PRICES

                               6/14/95            1/2/96            1/2/97             1/2/98            1/2/99
                               -------            ------            ------             ------            ------
WPEC                              -                (35)%                7%                21%             (48)%

NASDAQ 100                        20%              (34)%               56%                16%               73%

TEXQ                            (18)%                24%             (68)%              (67)%             (55)%


         The following closing stock prices were used in formulating the stock performance graph above.

                    CLOSING STOCK PRICE PLUS DIVIDENDS IF ANY

                         1/2/95           6/14/95          1/2/96          1/2/97            1/2/98           1/2/99
                         ------           -------          ------          ------            ------           ------
WPEC                   $     -               6.97            4.50            4.81                5.83            3.03

NASDAQ 100             $   743.58          895.72          591.82          921.95            1,071.13        1,854.39

TEXQ                   $     7.00            5.75(1)         7.00            2.25                0.75            0.34


(1) Price reflects trading on 6/21/95, the only day of trading for the Common Stock during 1995.

                                  PROPOSAL ONE
                              ELECTION OF DIRECTORS

         Six directors are to be elected at the Annual Meeting to constitute the entire Board of Directors and hold office until the next Annual Meeting of Stockholders and thereafter until their respective successors have been elected and shall qualify. The Board of Directors has designated the six persons named below as nominees, six of whom currently serve as members of the Board of Directors. It is the intention of the persons named in the enclosed proxy to affirmatively vote the shares covered by each proxy in favor of the election of all the nominees named in the table below. The Board of Directors does not anticipate that any nominees will be unavailable for election, but, in the event of such occurrence, the proxies will be voted in favor of the substitutes designated by the Board of Directors. There is no cumulative voting for the Board of Directors.

         The following table sets forth information with respect to nominees:

          Name                                      Principal Occupation                                  Age
          ----                                      --------------------                                  ---

Paul J. Condit I                       President, Director and Chief Executive Officer                    66
John T. Condit                         Secretary, Treasurer and Director                                  35
E.A. Milo Mattorano                    Chief Financial Officer and Vice President                         54
Robert T. Maynard                      Director                                                           63
James D. Arnold                        Director                                                           31
Mickey L. Ray                          Director                                                           49

         Paul J. Condit is President, Chief Executive Officer and a Director. He has a BS degree from Oklahoma State University and has been in the farm equipment business for over 26 years. Mr. Condit has served the Company and its Subsidiary, TECI, in his current capacities since its inception in 1987, before which time Mr. Condit owned and operated Condit Equipment Company for a total of fifteen years.

         John Condit, the son of Paul J. Condit, serves as a Director and Secretary of the Company and served the Company in his current capacities since its inception in 1987. He obtained a BBA degree from Texas Tech University in 1986. Since May 1988 he has been President of Domicile Property Management, Inc., a real estate acquisition and management firm, in San Antonio, Texas.

         E.A. Milo Mattorano has served as the Company's Chief Financial Officer and a Vice President since December 15, 1997. Prior to joining the Company, from January 1995 until December 1997, Mr. Mattorano served as Vice President and Chief Financial Officer of AXCESS Inc. (formerly Lasertechnics, Inc.), a manufacturer of laser markers and plastic card printers. From October 1989 to December 1994, Mr. Mattorano served as Executive Vice President of Finance of Insilco Corporation, a conglomerate of manufacturing companies in various industries. Mr. Mattorano is a CPA and worked in the audit department of Deloitte & Touche for six years from 1974 to 1980. Mr. Mattorano is a graduate of Adams State College with a degree in Business Administration and Accounting.

         Robert T. Maynard Currently serves on the Board of AMADAS Industries, Inc. and East Carolina University Education Foundation. Mr. Maynard worked for Deere for 37 years: from 1984 to 1996, he served as the Vice President and Division Manager of Deere's Atlanta Division; from 1969 to 1984, Mr. Maynard served as Vice President and General Manager for 12 years in Deere's Industrial Equipment Co. in

Moline, Illinois and 3 years in Deere's Memphis, Tennessee operation. Prior to 1969, he worked at various positions for Deere. Mr. Maynard graduated from East Carolina University with a BS degree in Business Administration.

         James D. Arnold has served as the Assistant Vice Chancellor of Texas Tech University since September 1997. From 1995 to 1997, Mr. Arnold was the Assistant Director of Development for the University of Texas at Austin. From 1993 to 1995, he was the Director of Institutional Advancement for Texas Tech Health Science Center at Odessa. Mr. Arnold worked for Dell Computer Corporation from 1991 to 1993 as a senior Account Representative. Mr. Arnold graduated with a BS degree in Business Administration from the University of Texas at Austin in 1991 and received a Master of Education in 1993 from Texas Tech University.

         Mickey L. Ray is the principal owner of Mickey Ray & Associates, an insurance and financial planning and consulting service in Midland, Texas. Mr. Ray is a CPA and was a partner in Ray, Davis & Ray Associates from 1978 until 1985, at which time he formed Mickey Ray & Associates. Prior to 1978, Mr. Ray was a controller for The O'Connor-Braman Interest, an oil and gas operation, and a controller for National City Lines, Inc., a Fortune Transportation company. A graduate of Texas Tech in 1972 with a BBA degree in accounting, Mr. Ray has served on a number of community, civic and professional boards and is a former Mayor for the City of Seminole.

ANNUAL REPORT

         The Company's Annual Report on Form 10-K containing its financial statements for the fiscal year ended December 31, 1998 has been mailed concurrently herewith. The Annual Report to Stockholders is incorporated in this Proxy Statement and is deemed to be a part of the proxy solicitation material. Any Stockholder who does not receive a copy of such Annual Report on Form 10-K may obtain one by writing to the Company.

REPORT FILED WITH SECURITIES AND EXCHANGE COMMISSION

         Any beneficial owner of securities of the company whose proxy is hereby solicited may request and receive without charge a copy of the Company's Annual Report on Form 10-K, including the financial statements thereto, but excluding exhibits and schedules, filed with the Securities and Exchange Commission. Such request should be addressed to: 1305 Hobbs Highway, Seminole, Texas 79360,
Attention: Corporate Secretary.

OTHER MATTERS

         As of the date of this Proxy Statement, the Board of Directors does not know of any other matter, which will be brought before the Annual Meeting. However, if any other matter properly comes before the Annual Meeting, or any adjournment thereof, the person or persons voting the proxies will vote on such matters in accordance with their best judgment and discretion.

         COST OF SOLICITATION

                  The cost of soliciting proxies in the form enclosed is being borne by the Company. In addition to solicitation by mail, arrangements have been made with brokerage houses, nominees and other custodians and fiduciaries to send proxy material to their principals and the Company will reimburse them for their expenses in doing so.

                                        For the Board of Directors,

                                        /s/ John T. Condit
                                        ---------------------------
                                        John T. Condit
                                        Secretary
Seminole, Texas
May 26, 1999

                        PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!

                         ANNUAL MEETING OF STOCKHOLDERS
                          TEXAS EQUIPMENT CORPORATION

                                 JUNE 14, 1999






                o Please Detach and Mail in the Envelope Provided o


A  [X] Please mark your
       votes as in this
       example.


                             FOR all nominees
                          listed at right (except     WITHHOLD AUTHORITY      THIS SOLICITATION IS MADE ON BEHALF
                             as marked to the           to vote for all       OF THE BOARD OF DIRECTORS.
                             contrary below)       nominees listed at right
(1) To elect Six                   [ ]                        [ ]             Nominees:  Paul J. Condit I
    members to the                                                                       John T. Condit
    Board of                                                                             E.A. Milo Mattorano
    Directors to serve until the next Annual Meeting of                                  Robert T. Maynard
    Stockholders and until their respective successors shall                             James D. Arnold
    be elected and qualify.                                                              Mickey L. Ray

INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through or otherwise strike the nominee's name in the list at right.


                                                        FOR     AGAINST  ABSTAIN
(2) To transact such other business and to consider     [ ]       [ ]      [ ]
    and take action upon any and all matters that
    may properly come before the Annual Meeting or
    any adjournment thereof.

IMPORTANT: WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE MARK,
SIGN AND RETURN THIS PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE SO
THAT YOUR STOCK MAY BE REPRESENTED AT THE ANNUAL MEETING.





Signature of Stockholder(s)                                       Dated:
                           -------------------------------------        --------
NOTE: Signature should agree with name on stock certificate [ILLEGIBLE] administrators, trustees, and other fiduciaries should so indicate when signing.

                          TEXAS EQUIPMENT CORPORATION
                               1305 HOBBS HIGHWAY
                               SEMINOLE, TX 79360
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 14, 1999

     The Annual Meeting of the Stockholders (the "Annual Meeting") of TEXAS EQUIPMENT CORPORATION, a Nevada Corporation (the "Company"), will be held at the Midland Hilton Hotel in Midland, Texas, on June 14, 1999 at 10:30 a.m. local time, to consider and act upon the following matters, all as more fully described in the accompanying Proxy Statement which is incorporated herein by this reference:

     The Board of Directors has fixed the close of business on May 1, 1999, as the Record Date for the determination of the Stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof. For ten days prior to the Annual Meeting, a complete list of stockholders entitled to vote at the Annual Meeting will be available for examination by any Stockholder for any purpose germane to the Annual Meeting during ordinary business hours at the Company's executive office, located at the address set forth above.

                         (TO BE SIGNED ON REVERSE SIDE)